UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026
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Blackstone Multi-Strategy Hedge Fund L.P.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	000-56796 (Commission File Number)	41-2436049 (I.R.S. Employer Identification No.)
345 Park Avenue
New York, New York 10154
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(212) 583-5000

Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Blackstone Multi-Strategy Hedge Fund L.P. Yes ☒ No ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Blackstone Multi-Strategy Hedge Fund L.P. ☐

Item 3.02 Unregistered Sales of Equity Securities.
On October 1, 2026, Blackstone Multi-Strategy Hedge Fund L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $106.5 million(1). The following table details the Units sold by the Fund:

	Number of Units Sold(2)	Consideration(1)
Class I	347,135	$8,845,000
Class S	—	$—
Class D	—	$—
Class N	41,029	$1,045,000
Class I-F	3,787,059	$96,570,000
Class S-F	—	$—
Class D-F	—	$—
Class N-F	—	$—

(1)The Fund, together with other Blackstone-managed parallel vehicle(s) that invest alongside the Fund, collectively form “BXHF.” On October 1, 2026, BXHF (inclusive of the Fund) issued interests for aggregate consideration of approximately $109.5 million.
(2)The number of Units sold by the Fund was finalized on October 22, 2026, following the calculation of the Fund's transactional net asset values (“Transactional NAV”) as of September 30, 2026. See Item 7.01 below for more information on the Fund's Transactional NAV.
The offer and sale of the Units were made as part of the Fund's continuous private offering to investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and Regulation D thereunder.

Item 7.01 Regulation FD Disclosure.
Transactional Net Asset Value
The Transactional NAV per Unit for each class of the Fund as of September 30, 2026 is as follows:

Transactional NAV as of September 30, 2026
Class I	$25.48
Class S	$25.46
Class D	$25.47
Class N	$25.47
Class I-F	$25.50
Class S-F (1)	$—
Class D-F (1)	$—
Class N-F (1)	$—

(1) The initial Transactional NAV per Unit for the Fund's Class S-F Units, Class D-F Units, and Class N-F Units will be equal to the Transactional NAV per Unit for the Fund's Class I-F Units at the time of initial sale.
As of September 30, 2026, BXHF’s aggregate Transactional NAV was approximately $276.9 million.
The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in its Units are made. A description of the Fund's valuation process was included under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of Net Asset Value” of the Fund's Pre-Effective Amendment No. 1 to its Registration Statement on Form 10 filed on January 15, 2026. Transactional NAV is based on the month-end values of the Fund’s respective investments and other assets and the deduction of any liabilities, including certain fees and expenses, in all cases as determined in accordance with the valuation policy that has been approved by the Fund's board of directors. Organizational and offering expenses advanced on the Fund’s behalf by the investment manager are recognized as a reduction to Transactional NAV ratably over 60 months beginning on August 3, 2027, and unitholder servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund's general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2026	BLACKSTONE MULTI-STRATEGY HEDGE FUND L.P.
	By:	/s/ Amanda Saxton
	Name:	Amanda Saxton
	Title:	Chief Financial Officer

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